UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (earliest event reported):        March 20, 2009

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10346	77-0226211
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

(Address of principal executive offices) (Zip code)

(909) 987-9220

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Asset and Stock Purchase Agreement

On March 20, 2009, EMRISE Corporation (the “Company”) and its wholly-owned subsidiary, EMRISE Electronics Corporation (“EEC”), entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) with Electro Switch Corp., a Delaware corporation (the “Buyer”) and ESC Worldwide, Inc., a Massachusetts corporation and subsidiary of Buyer (the “Stock Buyer”).  At the closing of the Purchase Agreement on March 20, 2009, (i) the Buyer purchased from the Company and EEC substantially all the assets related to EEC’s Digitran division, and (ii) the Stock Buyer purchased from EEC all of the issued and outstanding equity interests of its wholly-owned subsidiary, XCEL Japan, Ltd., for an aggregate purchase price of approximately $11,561,101 (the “Disposition”).  Under the terms of the Purchase Agreement, the Buyer is obligated to pay up to an additional $500,000 in cash to EEC if net sales for the fiscal year ending December 31, 2009 related to the businesses that were sold pursuant to the Purchase Agreement exceeds $6,835,120.  A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Buyer acquired all of the intellectual property, cash, accounts receivable, inventory, customer support and relationships, software and product development, and real property lease related to the Digitran division, which, prior to its acquisition, was in the business of manufacturing a line of electromechanical switches comprised of digital and rotary switches used for routing electronic signals.  The Stock Buyer acquired XCEL Japan, Ltd., which, prior to its acquisition, was engaged in the business of selling and distributing Digitran division products in the Asia Pacific market.  EEC retained all accounts payable and certain other assets and liabilities related to the Digitran division.  The Company will continue to operate its communications equipment segment and the power systems RF and microwave devices product lines in its electronic devices segment.

The Purchase Agreement contains five year noncompetition and non-solicitation provisions covering the Company, EEC and each of their respective affiliates.  In addition, the Company and EEC provided customary indemnification rights to the Buyer and Stock Buyer in connection with the Disposition.

The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as an exhibit to this report.  The Purchase Agreement contains certain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representation and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.  The Purchase Agreement is not intended as a document for investors to obtain factual information about the current state of affairs of the parties to these the agreement.  Rather, investors should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forbearance Agreement and Amendment to Loan Documents

On November 30, 2007, the Company and certain of its subsidiaries (collectively with the Company’s subsidiaries that later became party to the agreement pursuant to that certain Amendment Number 1 to Loan Documents dated August 20, 2008, the “Borrowers”) entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group, which Credit Agreement has been amended by that certain Amendment Number 1 to Loan Documents, dated August 20, 2008, and that certain Amendment Number 2 to Loan Documents, dated February 12, 2009 (as amended, the “Credit Agreement”).

On March 20, 2009, the Borrowers and the Lender entered into a Forbearance Agreement and Amendment Number 3 to Loan Documents (“Amendment Number 3 to Loan Documents”) pursuant to which, among other things, (i) certain terms of the Credit Agreement were amended, (ii) the Lender released its liens on the assets and stock sold pursuant to the Purchase Agreement and (iii) the Lender agreed to waive and forbear on its rights with respect to certain events of default under the Credit Agreement.  A copy of the Amendment Number 3 to Loan Documents is attached as Exhibit 10.2 to this report.

In connection with the Purchase Agreement, and pursuant to the terms of Amendment Number 3 to Loan Documents, the Lender consented to the Company and EEC entering into and consummating the transactions contemplated by the Purchase Agreement and agreed to release its security interest in the assets and stock sold pursuant to the Purchase Agreement.  In addition, the Borrowers used $10,000,000 of the proceeds from the Disposition to pay in full the entire outstanding principal balance and accrued and unpaid interest on the Term Loan C (as defined in the Credit Agreement) and to prepay a portion of the Borrowers’ remaining outstanding obligations under the Credit Agreement.  In consummating the transactions contemplated by the Purchase Agreement, the Borrowers met their obligation under the Credit Agreement to raise no less than $5,000,000 in net proceeds from the sale of assets or, in the absence of a sale of assets, a sale of stock on or prior to March 20, 2009.

Pursuant to the terms of Amendment Number 3 to Loan Documents, the Borrowers and Lender have agreed to enter into a further amendment to the Credit Agreement in order to reset certain financial covenants contained therein on or prior to April 10, 2009.

Under the terms of Amendment Number 3 to Loan Documents, the Lenders waived any claims of breach or default arising out of or relating to the breach of certain of the financial covenants under the Credit Agreement through March 20, 2009.  In addition, the Lender agreed to forbear from exercising certain of its default-related rights and remedies against Borrowers with respect to the breach of these certain financial covenants from March 20, 2009 until the date that the parties enter into a further amendment to the Credit Agreement.

Pursuant to the terms of Amendment Number 3 to Loan Documents, the Borrowers paid to the Lender a fee of $150,000 in consideration of the actions taken by the Lender in connection with Amendment Number 3 to Loan Documents and the actions to be taken by the Lender in connection with a further amendment to the Credit Agreement to reset certain financial covenants contained therein.

Subject to the amendments to the Credit Agreement described above, the description of the Credit Agreement in the Company’s Current Reports on Form 8-K filed on December 6, 2007, August 26, 2008, and February 13, 2009 are incorporated herein by reference.

The foregoing summary of the terms of the credit facility and Amendment Number 3 to Loan Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed as exhibits to this report or incorporated herein by reference.  The agreements filed as exhibits to this report or incorporated herein by reference, including Amendment Number 3 to Loan Documents, contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representation and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.  The agreements filed as exhibits to this report or incorporated herein by reference, including Amendment Number 3 to Loan Documents, are not intended as documents for investors to obtain factual information about the current state of affairs of the parties to the agreements.  Rather, investors should look to other disclosures contained in the Company’s reports under the Exchange Act.

Item 2.01.                          Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 of this report, on March 20, 2009, (i) the Buyer purchased from the Company and EEC substantially all the assets related to the EEC’s Digitran division and (ii) the Stock Buyer purchased from EEC all of the issued and outstanding equity interests of XCEL Japan, Ltd.  The disclosures regarding the Disposition contained in Item 1.01 of this report are incorporated by reference into this Item 2.01.

Item 2.05.                          Costs Associated with Exit or Disposal Activities.

As described in Item 1.01 of this report, on March 20, 2009, the Company entered into the Purchase Agreement pursuant to which it committed to sell, and sold, substantially all the assets related to EEC’s Digitran division were sold.  The Company has incurred exit and disposal charges in connection with the sale, and expects to incur additional exit and disposal charges in the future.

In connection with the Company’s divestiture of its Digitran division, which comprised a portion of the Company’s electronic devices segment, the Company incurred approximately $990,000 in cash charges that were paid at closing.  The charges paid at closing included approximately $180,000 in employee termination costs.  In addition, the Company estimates future cash expenditures related to the sale to be approximately $1,300,00.  The Company anticipates the charges will be comprised of (i) approximately $990,000 in costs related to federal and state income liabilities, (ii) approximately $260,000 in employee termination costs and transaction related employee incentive bonuses, and (iii) other costs and fees, including additional legal and accounting fees.  Substantially all of the charges are expected to be incurred within 12 months of the closing of the sale.

This Current Report on Form 8-K contains or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected costs and charges associated with the transactions described above. Forward-looking statements are generally identified by use of the terms “anticipate,” “estimate,” “expect,” “may,”

“will” and similar expressions. Material risks and uncertainties exist regarding these statements and actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the information discussed under the caption “Risk Factors,” filed with the Securities and Exchange Commission on March 31, 2008 and the Company’s various other filings with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Asset and Stock Purchase Agreement, dated March 20, 2009, by and among EMRISE Corporation, EMRISE Electronics Corporation, Electro Switch Corp., and ESC Worldwide, Inc.

10.2

Forbearance Agreement and Amendment Number 3 to Loan Documents, dated March 20, 2009, by and among EMRISE Corporation, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc., Custom Control Components, Inc. and GVEC Resource IV Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION

Dated: March 26, 2009	By:	/s/ D. JOHN DONOVAN
D. John Donovan, Vice President of Finance and Administration (principal financial officer)

INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Exhibit No.	Description

10.1	Asset and Stock Purchase Agreement, dated March 20, 2009, by and among EMRISE Corporation, EMRISE Electronics Corporation, Electro Switch Corp., and ESC Worldwide, Inc.

10.2

Forbearance Agreement and Amendment Number 3 to Loan Documents, dated March 20, 2009, by and among EMRISE Corporation, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc., Custom Control Components, Inc. and GVEC Resource IV Inc.